Exhibit 4.1

AMENDMENT NO. 9 TO NOTE PURCHASE AGREEMENT

THIS AMENDMENT NO. 9 TO NOTE PURCHASE AGREEMENT, dated as of December 23, 2015 but effective as of the Effective Date (as defined in Section 2 hereof) (this “Amendment”), to the Note Purchase Agreement dated as of June 19, 2012, as amended by Amendment No. 1 thereto dated as of January 15, 2013, Amendment No. 2 thereto dated as of May 8, 2013, Amendment No. 3 thereto dated as of September 30, 2013, Amendment No. 4 thereto dated as of November 5, 2013, Amendment No. 5 thereto dated as of December 23, 2013, Amendment No. 6 thereto dated as of June 30, 2014, Amendment No. 7 thereto dated as of December 19, 2014, and Amendment No. 8 thereto dated as of May 1, 2015 (such note purchase agreement, as so amended, being referred to herein as the “Existing Note Purchase Agreement” and as the same shall be further amended hereby, the “Note Purchase Agreement”), is among NGL Energy Partners LP, a Delaware limited partnership (the “Company”), the Guarantors (solely with respect to Section 5(c) hereof) and the holders of Notes listed on the signature pages hereto (collectively, the “Noteholders”).

RECITALS:

A.            The Company and the Purchasers party thereto have previously entered into the Existing Note Purchase Agreement.  Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Existing Note Purchase Agreement.

B.            The Guarantors entered into that certain Guaranty Agreement dated as of June 19, 2012 (as heretofore amended, supplemented or otherwise modified, the “Guaranty Agreement”).

C.            The Company has requested certain amendments to the Existing Note Purchase Agreement as more fully described herein below.

D.            The Noteholders have agreed to such amendments, subject to the performance and observance in full of each of the covenants, terms and conditions, and in reliance upon all of the representations and warranties of the Company, set forth herein.

NOW, THEREFORE, in consideration of the premises and the covenants, terms, conditions, representations and warranties herein contained, the parties hereto hereby agree as follows:

Section 1.  AMENDMENTS TO EXISTING NOTE PURCHASE AGREEMENT.  Subject to the covenants, terms and conditions set forth herein and in reliance upon the representations and warranties of the Company herein contained, the Company and the Noteholders hereby agree to amend the Existing Note Purchase Agreement as set forth below, effective as of the Effective Date:

(a)           Amendment to Section 7.2 of the Existing Note Purchase Agreement.  Section 7.2(a) of the Existing Note Purchase Agreement is hereby amended and restated in its entirety as follows:

(a)           “Covenant Compliance — setting forth the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Sections 10.2(f)(5), 10.5(o), 10.6, 10.7(b), 10.7(f), 10.7(h), 10.7(i), 10.7(j), 10.7(m), 10.9(c), 10.9(f), 10.9(g), 10.9(h), 10.9(i), 10.9(k) and 10.12(a) during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence), and stating that no Test One Failure has occurred or, if a Test One Failure has occurred, specifying the nature and period of existence thereof and whether a Reset Event has occurred or will occur upon delivery of such statements and certification;”

(b)           Amendment to Section 8 of the Existing Note Purchase Agreement.  Section 8 of the Existing Note Purchase Agreement is hereby amended to add a new Section 8.9 to read in its entirety as follows:

“Section 8.9.  Additional Interest.  With respect to all Notes:

(a)           upon the occurrence of a Trigger Event, (i) the interest rate with respect to the Notes shall be immediately and automatically increased by 0.50% per annum for the remaining life of the Notes (subject to the provisions of Section 8.9(b)) and (ii) the Company shall, on the next date on which interest payments are due to be made under the terms of the Notes (each such date, an “Interest Payment Date”) following such Trigger Event, pay to each holder of such Notes a one-time payment in an amount equal to the product of (x) 0.50%, (y) the aggregate principal amount of Notes held by such holder or its predecessor holder as of the end of the most recently completed fiscal quarter of the Company for which the Company is required to deliver financial statements pursuant to Sections 7.1 (a) or (b), as the case may be, and giving effect to any reduction in principal of the Notes since the end of such fiscal quarter, and (z) a fraction, the numerator of which is the number of days from and including the end of the most recently completed fiscal quarter described in the immediately preceding clause (y) to, but excluding the date of, the occurrence of the Trigger Event and the denominator of which is 360;

(b)           if, at any time following a Trigger Event, no Test One Failure shall continue to exist (a “Reset Event”; provided, however, that such Reset Event shall be deemed to occur on the date upon which the Company delivers its quarterly or annual financial statements and accompanying certificates pursuant to Sections 7.1 and 7.2 demonstrating satisfaction of the aforementioned conditions), (i) the interest rate with respect to the Notes shall be immediately and automatically reduced by 0.50% per annum for the remaining life of the Notes (subject to the provisions of Sections 8.9(a) and (c)) and (ii) each holder of Notes shall apply a one-time credit, on the next Interest Payment Date of the Notes following such Reset Event, the accrued interest owed by the Company with respect to the Notes by an amount equal to the product of (x) 0.50%, (y) the aggregate principal amount of Notes held by such holder or its predecessor holder as of the end of the most recently completed fiscal quarter of the Company for which the Company is required to deliver financial statements pursuant to Section 7.1 (a) or (b), as the case may be, and giving effect to any reduction in principal of the Notes since the end of such fiscal quarter, and (z) a fraction, the numerator of which is the number of days from and including the end of the most recently completed fiscal quarter described in the immediately preceding clause (y) to, but excluding the date of, the occurrence of the Reset Event and the denominator of which is 360;

(c)           notwithstanding anything in this Section 8.9 to the contrary, another Trigger Event may follow a Reset Event, in which case the provisions of Sections 8.9(a) and (b) shall apply; and

(d)           for the avoidance of doubt and notwithstanding anything in this Section 8.9 or otherwise in this Agreement to the contrary, upon the occurrence and during the continuance of an Event of Default, the interest rate with respect to the Notes shall be at the default rate as set forth in clause (b) of the first paragraph of each Note, and such rate shall be automatically increased by 0.50% per annum for all periods during which a Test One Failure continues to exist.”

(c)           Amendment to Section 10.2 of the Existing Note Purchase Agreement.  Section 10.2 of the Existing Note Purchase Agreement is hereby amended by deleting clauses (6) and (7) thereof in their entirety and inserting in lieu thereof the following:

“(6)                           the Note Parties may consummate transactions permitted by Sections 10.9, 10.12 and 10.13;

(7)                                 the Note Parties may consummate Permitted Acquisitions; and

(8)                                 the Company may issue preferred or additional common Equity Interests to Persons that are not Note Parties.”

(d)           Amendment to Section 10.6 of the Existing Note Purchase Agreement.  Section 10.6 of the Existing Note Purchase Agreement is hereby amended and restated in its entirety as follows:

“Section 10.6.  Financial Covenants.

(a)           Commencing with the fiscal quarter ending June 30, 2012, the Company will not permit the Leverage Ratio of the Note Parties to be greater than 4.25 to 1.00 as of the last day of any fiscal quarter.  Commencing with the fiscal quarter ending December 31, 2015, the Company will not permit the Leverage Ratio of the Note Parties to be greater than 4.50 to 1.00 as of the last day of any fiscal quarter.  Commencing with the fiscal quarter ending December 31, 2018, the Company will not permit the Leverage Ratio of the Note Parties to be greater than 4.25 to 1.00 as of the last day of any fiscal quarter.

(b)           Commencing with the fiscal quarter ending June 30, 2012, the Company will not permit the Interest Coverage Ratio of the Note Parties to be less than 2.75 to 1.00 as of the last day of any fiscal quarter.”

(e)           Amendment to Section 10.16 of the Existing Note Purchase Agreement.  Section 10.16 of the Existing Note Purchase Agreement is hereby amended by adding at the end of clause (i) therein immediately after the phrase “to or by any Note Party” the following:

“; provided that the Company may agree, in connection with the issuance of preferred Equity Interests in the Company not prohibited under this Agreement, to restrict or condition the payment of dividends or other distributions on its Equity Interests”

(f)            Amendments to Schedule B to the Existing Note Purchase Agreement.  Schedule B to the Existing Note Purchase Agreement is hereby amended by adding the following definitions in appropriate alphabetical order to read in their entirety as follows:

“Reset Event” is defined in Section 8.9(b).

“Test One Failure” shall mean, at any time, (i) the failure of the Company to deliver its quarterly or annual financial statements and accompanying certificates to the holders of the Notes within the time period and otherwise as required by Sections 7.1 and 7.2 or (ii) the existence of a Leverage Ratio (measured quarterly as of the end of each fiscal quarter) which is greater than 4.25 to 1.00.

“Trigger Event” shall mean the occurrence of a Test One Failure; provided, however, that, upon the occurrence of a Test One Failure, a Trigger Event shall be deemed to occur on the date upon which the Company delivers its quarterly or annual financial statements and accompanying certificates demonstrating the occurrence of a Test One Failure as required by Sections 7.1 and 7.2 or fails to deliver its quarterly or annual financial statements and accompanying certificates as required by Sections 7.1 and 7.2, as the case may be.

“Interest Payment Date” is defined in Section 8.9(a).

Section 2.  EFFECTIVENESS OF AMENDMENTS.  The amendments set forth in Section 1 of this Amendment shall become effective (the date of such effectiveness being referred to herein as the “Effective Date”) upon the satisfaction of each of the conditions provided immediately below in this Section 2 (with each of the documents referred to below being in form and substance satisfactory to the Required Holders and in full force and effect):

(a)           Execution and Delivery of this Amendment.  The Noteholders shall have received a copy of this Amendment duly executed and delivered by the Company and the Guarantors, and by the Noteholders constituting the Required Holders.

(b)           Representations and Warranties.  Each of the representations and warranties of the Company made in this Amendment shall be true and correct on and as of the Effective Date.

(c)           Amendment to Credit Agreement.  The Noteholders shall have received a copy of an amendment in respect of the Credit Agreement, dated on or prior to the date hereof, in form and substance satisfactory to the Required Holders and executed and delivered by the Note Parties, the Administrative Agent and the Required Lenders (as defined in the Credit Agreement).

(d)           Payment of Amendment Fee.  The Company shall have paid a fee to each Noteholder equal to 1.20% multiplied by the aggregate outstanding principal amount of the Notes held by such Noteholder.

(e)           Certificates and Approvals.  The Company shall deliver a certificate of its Secretary or Assistant Secretary attaching and certifying copies of (i) the Organizational Documents of the Company, (ii) a corporate good standing certificate with respect to the Company from its jurisdiction of organization, dated as of a recent date, (iii) resolutions of the governing body of the Company authorizing the execution, delivery and performance of this Amendment, the Note Purchase Agreement (as amended hereby) and all related documents (collectively, the “Transaction Documents”) and (iv) the name, title and true signature of each officer of the Company authorized to execute the Transaction Documents.

(f)            Legal Opinion.  The Noteholders shall have received a favorable opinion of Winston & Strawn LLP, counsel for the Company, in form and substance satisfactory to the Noteholders, as to (i) the due authorization, execution and delivery of this Amendment by the Company and (ii) the enforceability of this Amendment against the Company.  The Company hereby directs such counsel to deliver such opinion and understands and agrees that each Noteholder will and hereby is authorized to rely on such opinion.

(g)           Proceedings and Documents.  All corporate and other proceedings pertaining directly to this Amendment and all documents and instruments directly incident to this Amendment shall be satisfactory to the Required Holders and their special counsel, and the Noteholders and their special counsel shall have received all such counterpart originals or certified or other copies of such documents as the Required Holders or such special counsel may reasonably request.

Section 3.  REPRESENTATIONS AND WARRANTIES; NO DEFAULT.  To induce the Noteholders to enter into this Amendment, the Company (by delivery of its counterpart to this Amendment) hereby (i) represents and warrants to the Noteholders that after giving effect to this Amendment and the contemporaneous amendments to the Credit Agreement, its representations and warranties contained in the Note Purchase Agreement are true and correct in all material respects (except for those representations and warranties qualified by “materiality,” “Material Adverse Effect” or a like qualification, which shall be correct in all respects) on and as of the Effective Date with the same effect as though made on and as of the Effective Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties were true and correct in all material respects (except for those representations and warranties qualified by “materiality,” “Material Adverse Effect” or a like qualification, which were true in all respects) as of such earlier date), (ii) represents and warrants to the Noteholders that in connection with this Amendment and all other documents delivered in connection herewith it (x) has the requisite power and authority to make, deliver and perform the same, (y) has taken all necessary limited partnership action to authorize its execution, delivery and performance of the same, and (z) has duly executed and delivered the same and (iii) except to the extent waived herein, certifies that no Default or Event of Default exists under any of the Note Documents (both immediately before and after giving effect to this Amendment) or will result from the making of this Amendment.

Section 4.  EXPENSES.  The Company will promptly (and in any event within thirty (30) days of receiving any statement or invoice therefor) pay all reasonable out-of-pocket expenses and costs incurred by the Noteholders relating to this Amendment, including, but not limited to, the reasonable fees and disbursements of Baker Botts L.L.P., incurred in connection with the preparation, negotiation and delivery of this Amendment, and all other related documentation.  This Section 4 shall not be construed to limit the Company’s obligations under Section 15.1 of the Existing Note Purchase Agreement.

Section 5.  MISCELLANEOUS.

(a)           GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)           Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.  Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, the parties hereto.  Delivery of this Amendment may be made by telecopy or electronic transmission of a duly executed counterpart copy hereof; provided that any such delivery by electronic transmission shall be effective only if transmitted in .pdf format, .tif format or other format in which the text is not readily modifiable by any recipient thereof.

(c)           Affirmation of Obligations.  Notwithstanding that such consent is not required under the Guaranty Agreement, or any of the other Note Documents to which it is a party, each of the Guarantors consents to the execution and delivery of this Amendment by the parties hereto.  As a material inducement to the undersigned to amend the Existing Note Purchase Agreement, each of the Guarantors (i) acknowledges and confirms the continuing existence, validity and effectiveness of the Guaranty Agreement and each of the other Note Documents to which it is a party and (ii) agrees that the execution, delivery and performance of this Amendment shall not in any way release, diminish, impair, reduce or otherwise affect its obligations thereunder.

(d)           Note Document.  This Amendment is a Note Document and all of the provisions of the Note Purchase Agreement which apply to Note Documents apply hereto.

(Remainder of Page Intentionally Left Blank; Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers effective as of the Effective Date.

NGL ENERGY PARTNERS LP

By:	NGL Energy Holdings LLC,
its general partner

	By:	/s/ Atanas H. Atanasov
	Name:	Atanas H. Atanasov
	Title:	Chief Financial Officer and Treasurer

Signature Page to Amendment No. 9 to Note Purchase Agreement

The foregoing is hereby agreed to as of the date hereof:

NOTEHOLDERS:

THE PRUDENTIAL INSURANCE COMPANY
OF AMERICA, as a Noteholder

By:	/s/ Christopher L. Halloran
Name: Christopher L. Halloran
Title: Vice President

PRUCO LIFE INSURANCE COMPANY,
as a Noteholder

By:	/s/ Christopher L. Halloran
Name: Christopher L. Halloran
Title: Assistant Vice President

UNIVERSAL PRUDENTIAL ARIZONA
REINSURANCE COMPANY, as a Noteholder

By:	Prudential Investment Management, Inc.,
as investment manager

By:	/s/ Christopher L. Halloran
Name: Christopher L. Halloran
Title: Vice President

PRUDENTIAL ARIZONA REINSURANCE
CAPTIVE COMPANY, as a Noteholder

By:	Prudential Investment Management, Inc.,
as investment manager

By:	/s/ Christopher L. Halloran
Name: Christopher L. Halloran
Title: Vice President

Signature Page to Amendment No. 9 to Note Purchase Agreement

PRUDENTIAL ARIZONA REINSURANCE
UNIVERSAL COMPANY, as a Noteholder

By:	Prudential Investment Management, Inc.,
as investment manager

By:	/s/ Christopher L. Halloran
Name: Christopher L. Halloran
Title: Vice President

PRUDENTIAL RETIREMENT INSURANCE AND
ANNUITY COMPANY, as a Noteholder

By:	Prudential Investment Management, Inc.,
as investment manager

By:	/s/ Christopher L. Halloran
Name: Christopher L. Halloran
Title: Vice President

Signature Page to Amendment No. 9 to Note Purchase Agreement

AMERICAN GENERAL LIFE INSURANCE COMPANY (successor by merger to
AMERICAN GENERAL LIFE AND ACCIDENT INSURANCE COMPANY)
AMERICAN GENERAL LIFE INSURANCE COMPANY (successor by merger to
AMERICAN GENERAL LIFE INSURANCE COMPANY OF DELAWARE)
AMERICAN GENERAL LIFE INSURANCE COMPANY (successor by merger to
SUNAMERICA ANNUITY AND LIFE ASSURANCE COMPANY)
THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK
COMMERCE AND INDUSTRY INSURANCE COMPANY
NEW HAMPSHIRE INSURANCE COMPANY
AIG PROPERTY CASUALTY COMPANY (f/k/a CHARTIS PROPERTY CASUALTY COMPANY)

By:	AIG ASSET MANAGEMENT (U.S.), LLC, Investment Adviser

By:	/s/ Curtis F. Sullivan
Name: Curtis F. Sullivan
Title: Vice President

Signature Page to Amendment No. 9 to Note Purchase Agreement

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF
AMERICA, as a Noteholder

By:	/s/ Andrew M. Leicester
Name: Andrew M. Leicester
Title: Senior Director

Signature Page to Amendment No. 9 to Note Purchase Agreement

SUN LIFE ASSURANCE COMPANY OF CANADA,
as a Noteholder

By:	/s/ Michael Rudanycz
Name: Michael Rudanycz
Title: Senior Director Private Fixed Income

By:	/s/ Stephen Kicinski
Name: Stephen Kicinski
Title: Senior Managing Director Private Fixed Income

Signature Page to Amendment No. 9 to Note Purchase Agreement

Agreed to and acknowledged by the undersigned solely with respect to Section 5(c) hereof:

GUARANTORS:

ANDREWS OIL BUYERS, INC.
ANTICLINE DISPOSAL, LLC
BLUE GRAMA LAND CORPORATION
CENTENNIAL ENERGY, LLC
CENTENNIAL GAS LIQUIDS ULC
GRAND MESA PIPELINE, LLC
HICKSGAS, LLC
HIGH SIERRA CRUDE OIL & MARKETING, LLC
HIGH SIERRA ENERGY, LP (BY High Sierra Energy GP, LLC, its general partner)
HIGH SIERRA ENERGY MARKETING, LLC
HIGH SIERRA ENERGY OPERATING, LLC
NGL CRUDE CANADA HOLDINGS, LLC
NGL CRUDE CUSHING, LLC
NGL CRUDE LOGISTICS, LLC
NGL CRUDE PIPELINES, LLC
NGL CRUDE TERMINALS, LLC
NGL CRUDE TRANSPORTATION, LLC
NGL ENERGY HOLDINGS II, LLC
NGL ENERGY LOGISTICS, LLC
NGL ENERGY OPERATING LLC
NGL LIQUIDS, LLC
NGL-MA, LLC
NGL-MA REAL ESTATE, LLC
NGL MARINE, LLC
NGL MILAN INVESTMENTS, LLC
NGL-NE REAL ESTATE, LLC
NGL PROPANE, LLC
NGL SHIPPING AND TRADING, LLC
NGL SUPPLY TERMINAL COMPANY, LLC
NGL SUPPLY WHOLESALE, LLC
NGL WATER SOLUTIONS BAKKEN, LLC
NGL WATER SOLUTIONS EAGLE FORD, LLC
NGL WATER SOLUTIONS, LLC
NGL WATER SOLUTIONS PERMIAN, LLC
NGL WATER SOLUTIONS DJ, LLC
NGL WATER SOLUTIONS MID-CONTINENT, LLC
OSTERMAN PROPANE, LLC
TRANSMONTAIGNE LLC
TRANSMONTAIGNE PRODUCT SERVICES LLC
TRANSMONTAIGNE SERVICES LLC
TRANSMONTAIGNE GP L.L.C.
SAWTOOTH NGL CAVERNS, LLC
NGL SUPPLY TERMINAL SOLUTIONS MINING, LLC

By:	/s/ Atanas H. Atanasov
Name: Atanas H. Atanasov
Title: Chief Financial Officer and Treasurer

Signature Page to Amendment No. 9 to Note Purchase Agreement